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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.



       Date of Report (Date of earliest event reported): February 4, 2004




                              LANNETT COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                        0-9036                23-0787-699
------------------------------     ----------------------     ------------------
State or other Jurisdiction of     Commission File Number      I.R.S. Employer
Incorporation or Organization                                 Identification No.




                     9000 State Road, Philadelphia, PA 19136
               ---------------------------------------------------
               Address of Principal Executive Offices and Zip Code


       Registrant's telephone number, including area code: (215) 333-9000
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ITEM 1. CHANGES IN CONTROL OF REGISTRANT

      William Farber ("Mr. Farber"), the Chief Executive Officer and Chairman of the Board of Lannett Company, Inc. (the "Company"), beneficially owns 13,306,129 shares of common stock of the Company, which represents 66.27% of the outstanding Common Stock of the Company.

      Pursuant to a Stock Purchase Option Agreement (the "Option"), a copy of which is attached as an exhibit to this filing pursuant to Item 7 below, Mr. Farber has granted an irrevocable option to Perrigo Company (the "Acquirer") to purchase all of his shares of the Common Stock of the Company for $14.56 per share plus contingent additional consideration. The Acquirer has the right to exercise the Option, and buy Mr. Farber's stock, any time between now and August 6, 2004. If the Acquirer exercises the Option and acquires Mr. Farber's shares of Common Stock, the Acquirer is obligated pursuant to the Option to either make a tender offer (to the extent permitted by law) to the remaining shareholders of the Company or to use its commercially reasonable efforts to enter into a business combination with the Company that could result in the Acquirer acquiring the remaining outstanding shares of the Company. The total price per share to be paid pursuant to any such tender offer or business combination must be no less than the higher of (i) the average closing price of such shares as publicly reported by the American Stock Exchange over the 10 trading days ending one trading day prior to the date on which there is a public announcement of the grant of the Option, and (ii) the total price per share paid to Mr. Farber, including any contingent additional consideration. The decision to recommend or not recommend any such tender offer or approve or disapprove of any such business combination will rest with a special committee of the Company's Board of Directors and/or the remaining shareholders of the Company.

      Because of Mr. Farber's large percentage ownership interest in the Company, if the Acquirer exercises the Option, such a sale of his Common Stock would constitute a change of control of the Company and could lead to other consequences, including a change in the present board of directors or management of the Company. However, this decision would rest solely in the hands of the Acquirer.

      The foregoing summary is qualified in its entirety by the Exhibit 2.1 listed below, which is incorporated by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C)    EXHIBITS

EXHIBIT NO.       DESCRIPTION

2.1 + Stock Purchase Option Agreement dated as of February 4, 2004 by and among William Farber, Audrey Farber and Perrigo Company.

99.1              February 6, 2004 Press Release.


+ Confidential treatment requested on portions of this exhibit. Unredacted versions of this exhibit have been filed separately with the Commission.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 13, 2004
                                   LANNETT COMPANY, INC.


                                   By: /s/  Larry Dalesandro
                                   ---------------------------------------------
                                       Name:   Larry Dalesandro
                                       Title:  Chief Financial Officer
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                                  EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

2.1  +           Stock Purchase Option Agreement dated as of February 4, 2004 by and among William Farber, Audrey Farber and Perrigo Company.

99.1             February 6, 2004 Press Release.


+ Confidential treatment requested on portions of this exhibit. Unredacted versions of this exhibit have been filed separately with the Commission.